Rule 424(b)(3)
                                                     Registration No. 333-89801


                         HI-RISE RECYCLING SYSTEMS, INC.

                    SUPPLEMENT NO. 1 DATED FEBRUARY 25, 2000
                      TO PROSPECTUS DATED JANUARY 25, 2000

         The Prospectus of Hi-Rise Recycling Systems, Inc. (the "Company"), dated January 25, 2000, relating to the Company's common stock, $.01 par value per share (the "Common Stock"), is hereby supplemented as follows:

         1.       SELLING STOCKHOLDERS.

         On February 15, 2000, Ron McCracken ("McCracken") gifted 133,400 shares of the Common Stock to certain employees (collectively the "Selling Stockholders").

         The following table sets forth, as of February 25, 2000, certain information with respect to the ownership of the Common Stock by the Selling Stockholders, and supersedes the table set forth on page 11 of the Prospectus.


                                              OWNERSHIP OF SHARES                            OWNERSHIP OF SHARES
                                                OF COMMON STOCK                                OF COMMON STOCK
           NAME AND ADDRESS                    PRIOR TO OFFERING          NUMBER OF           AFTER OFFERING(1)
              OF SELLING                     -----------------------        SHARES          -----------------------
             SHAREHOLDERS                     SHARES      PERCENTAGE       OFFERED          SHARES       PERCENTAGE
-----------------------------------          ---------    ----------      -----------       ------       ----------
Ronald J. McCracken................          2,961,805         16%          2,961,805           0               0
   120 Allan Street
   P.O. Box 2049
   Easley, South Carolina 29641

Maxwell W. Croy....................            100,000          *             100,000           0               0
   1801 W. Berteau Ave.
   Chicago, Illinois 60613

Roy C. Young, Jr...................             84,400          *              84,400           0               0
   Highway 19E N. Toe River
   Plum Tree, North Carolina 28664

James Warren Hill..................             50,000          *              50,000           0               0
   4241 N. Ravenswood Ave.
   Chicago, Illinois 60613

Danny V. James                                  35,000          *              35,000           0               0
   102 E. Shefford Street
   Greer, South Carolina 29650


                                              OWNERSHIP OF SHARES                            OWNERSHIP OF SHARES
                                                OF COMMON STOCK                                OF COMMON STOCK
           NAME AND ADDRESS                    PRIOR TO OFFERING          NUMBER OF           AFTER OFFERING(1)
              OF SELLING                     -----------------------        SHARES          -----------------------
             SHAREHOLDERS                     SHARES      PERCENTAGE       OFFERED          SHARES       PERCENTAGE
-----------------------------------          ---------    ----------      -----------       ------       ----------
Ronald G. Clark                                 12,000          *               7,000           0               0
   P.O. Box 640
   Mebane, North Carolina
   27302

James B. Hill Trust (2)............             10,000          *              10,000           0               0
   4241 N. Ravenswood Ave.
   Chicago, Illinois 60613

Carolyn A. Hill Trust (2)..........             10,000          *              10,000           0               0
   4241 N. Ravenswood Ave.
   Chicago, Illinois 60613

Amy Hill Trust (2).................             10,000          *              10,000           0               0
   4241 N. Ravenswood Ave.
   Chicago, Illinois 60613

Katherine Hill Trust (2)...........             10,000          *              10,000           0               0
   4241 N. Ravenswood Ave.
   Chicago, Illinois 60613

Robert W. Hill Trust (2)...........             10,000          *              10,000           0               0
   4241 N. Ravenswood Ave.
   Chicago, Illinois 60613

James E. Hannon                                  9,000          *               4,000           0               0
   45 Covey Lane
   Holland, Pennsylvania 18966

Charles D. Clark                                 7,000          *               7,000           0               0
   118 Foster Avenue
   Easley, South Carolina
   29642

Dan L. Tunnell                                   7,000          *               7,000           0               0
   213 Delane Drive
   Trussville, Alabama
   35173

James C. Williams                                7,000          *               7,000           0               0
   206 Waterford Club Drive
   Lithia Springs, Georgia
   30122

Thomas A. Yost                                   7,000          *               7,000           0               0
   44 Landings Lane
   Ormond Beach, Florida
   32174



                                              OWNERSHIP OF SHARES                            OWNERSHIP OF SHARES
                                                OF COMMON STOCK                                OF COMMON STOCK
           NAME AND ADDRESS                    PRIOR TO OFFERING          NUMBER OF           AFTER OFFERING(1)
              OF SELLING                     -----------------------        SHARES          -----------------------
             SHAREHOLDERS                     SHARES      PERCENTAGE       OFFERED          SHARES       PERCENTAGE
-----------------------------------          ---------    ----------      -----------       ------       ----------
Randy R. Lewis                                   7,000          *               7,000           0               0
   4326 Highway 86
   Easley, South Carolina
   29642

David L. McInturff                               7,000          *               7,000           0               0
   206 Camperdown Court
   Easley, South Carolina
   29642

Robert G. Maddox, Jr.                            7,000          *               7,000           0               0
   5445 Glenview Drive
   Hickory, North Carolina
   28602

Timothy S. Gentry                                7,000          *               7,000           0               0
   105 Edgemont Street
   Easley, South Carolina
   29642

Mark S. Liddell                                  4,000          *               4,000           0               0
   320 Inbird Bridge Trail
   Wanconoa, Illinois
   60084

Earl T. Barnum                                   4,000          *               4,000           0               0
   111 Magnolia Avenue
   Easley, South Carolina
   29642

George B. Chandler                               3,500          *               3,500           0               0
   212 Latham Terrace
   Easley, South Carolina
   29640

Terry D. Towe                                    3,500          *               3,500           0               0
   111 Sherman Court Ext.
   Piedmont, South Carolina
   29673

Henry E. Tatum, III                              3,500          *               3,500           0               0
   2410 E. Lee Road
   Taylors, South Carolina
   29687

Jean F. Pace                                     1,700          *               1,700           0               0
   100 Franklin Drive
   Easley, South Carolina
   29642



                                              OWNERSHIP OF SHARES                            OWNERSHIP OF SHARES
                                                OF COMMON STOCK                                OF COMMON STOCK
           NAME AND ADDRESS                    PRIOR TO OFFERING          NUMBER OF           AFTER OFFERING(1)
              OF SELLING                     -----------------------        SHARES          -----------------------
             SHAREHOLDERS                     SHARES      PERCENTAGE       OFFERED          SHARES       PERCENTAGE
-----------------------------------          ---------    ----------      -----------       ------       ----------
Deborah B. Lyda                                  1,700          *               1,700           0               0
   155 Evergreen Acres Road
   Pickens, South Carolina
   29671

Karen D. Stansell                                1,700          *               1,700           0               0
   108 Nicholas Court
   Easley, South Carolina
   29640

Sandra N. Tant                                   1,700          *               1,700           0               0
   276 Ridgefield Circle
   Easley, South Carolina
   29640

Edward Reed                                      1,700          *               1,700           0               0
   117 Piney Trail
   Liberty, South Carolina
   29657

Rebecca L. Lemar                                 1,700          *               1,700           0               0
   111 Magnolia Avenue
   Easley, South Carolina
   29642

Carlon S. Thomas                                 1,700          *               1,700           0               0
   708 East A Avenue
   Easley, South Carolina
   29640

Margaret W. Cauthen                              1,000          *               1,000           0               0
   1581 Mt. Olive Church Road
   Newton, North Carolina
   28613


------------------
 *   Represents ownership of less than 1%.

(1) Assumes all shares registered hereunder have been sold. Because the selling shareholders may sell all, some or none of their shares, no actual estimate can be made of the aggregate number of shares that are to be offered or the number or percentage of shares that the selling shareholders will own upon completion of the offering to which this prospectus relates.

(2)  James B. Hill and Marvin S. Fenchel are the trustees of these trusts.